                                                                    EXHIBIT 99.5

                        GUIDELINES FOR CERTIFICATION OF
             TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER FOR THE PAYEE (YOU) TO GIVE THE PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer. All "Section" references are to the Internal Revenue Code of 1986, as amended. "IRS" is the Internal Revenue Service.

----------------------------------------------------------
                                         GIVE THE NAME AND
                                          SOCIAL SECURITY
       FOR THIS TYPE OF ACCOUNT:           NUMBER OF --
----------------------------------------------------------
 1.  Individual                          The individual

 2.  Two or more individuals (joint      The actual owner
     account)                            of the account
                                         or, if combined
                                         funds, the first
                                         individual on the
                                         account(1)

 3.  Custodian account of a minor        The minor(2)
     (Uniform Gift to Minors Act)

 4.  a. The usual revocable savings      The grantor-
        trust (grantor is also trustee)  trustee(1)

     b. So-called trust account that is  The actual
        not a legal or valid trust       owner(1)
        under state law

 5.  Sole proprietorship or single-      The owner(3)
     owner LLC
----------------------------------------------------------

----------------------------------------------------------------
                                            GIVE THE NAME AND
                                         EMPLOYER IDENTIFICATION
       FOR THIS TYPE OF ACCOUNT:              NUMBER OF --
----------------------------------------------------------------
 6.  Sole proprietorship or single-      The owner(3)
     member LLC
 7.  A valid trust, estate, or pension   The legal entity(4)
     trust
 8.  Corporate or LLC electing           The corporation
     corporate status on Form 8832
 9.  Association, club, religious,       The organization
     charitable, educational, or other
     tax-exempt organization
10.  Partnership or multi-member LLC     The partnership
11.  A broker or registered nominee      The broker or nominee
12.  Account with the Department of      The public entity
     Agriculture in the name of a
     public entity (such as a state or
     local government, school district,
     or prison) that receives
     agricultural program payments
----------------------------------------------------------------

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's number must be furnished.

(2) Circle the minor's name and furnish the minor's social security number.

(3) You must show your individual name, but you may also enter your business or "doing business as" name. You may use either your social security number or your employer identification number (if you have one).

(4) List first and circle the name of the legal trust, estate, or pension trust. (Do not furnish the taxpayer identification number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

PAGE 2

OBTAINING A NUMBER
If you don't have a taxpayer identification number, apply for one immediately. To apply for a SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office. Get Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for a TIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can get Forms W-7 and SS-4 from the IRS by calling 1 (800) TAX-FORM, or from the IRS Web Site at www.irs.gov.

PAYEES EXEMPT FROM BACKUP WITHHOLDING
Payees specifically exempted from backup withholding include:
   1. An organization exempt from tax under Section 501(a), an individual retirement account (IRA), or a custodial account under Section 403(b)(7) if the account satisfies the requirements of Section 401(f)(2).
   2.  The United States or any of its agencies or instrumentalities.
   3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.
   4. A foreign government or any of its political subdivisions, agencies or instrumentality.
   5. An international organization or any agency or instrumentality thereof. Payees that may be exempt from backup withholding include:
   6.  A corporation.
   7.  A foreign central bank of issue.
   8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.
   9. A futures commission merchant registered with the Commodity Futures Trading Commission.
  10.  A real estate investment trust.
  11. An entity registered at all times during the tax year under the Investment Company Act of 1940.
  12.  A common trust fund operated by a bank under Section 584(a).
  13.  A financial institution.
  14.  A middleman known in the investment community as a nominee or custodian.
  15. A trust exempt from tax under Section 664 or described in Section 4947. The chart below shows types of payments that may be exempt from backup withholding. The chart applies to the exempt recipients listed above, 1 through 15.


 ------------------------------------------------------
  IF THE PAYMENT IS          THEN THE PAYMENT IS EXEMPT
  FOR . . .                  FOR . . .
 ------------------------------------------------------
  Interest and dividend      All exempt recipients
  payments                   except for 9
 ------------------------------------------------------
  Broker transactions        Exempt recipients 1
                             through 13. Also, a person
                             registered under the
                             Investment Advisers Act of
                             1940 who regularly acts as
                             a broker
 ------------------------------------------------------

Exempt payees should complete a substitute Form W-9 to avoid possible erroneous backup withholding. Furnish your taxpayer identification number, check the appropriate box for your status, check the "Exempt from backup withholding" box, sign and date the form and return it to the payer. Foreign payees who are not subject to backup withholding should complete an appropriate Form W-8 and return it to the payer.

PRIVACY ACT NOTICE. Section 6109 requires you to provide your correct taxpayer identification number to payers who must file information returns with the IRS to report interest, dividends, and certain other income paid to you to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your return and may also provide this information to various government agencies for tax enforcement or litigation purposes and to cities, states, and the District of Columbia to carry out their tax laws, and may also disclose this information to other countries under a tax treaty, or to Federal and state agencies to enforce Federal nontax criminal laws and to combat terrorism. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 30% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES
(1) FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. If you fail to furnish your correct taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

 FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.